UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 7, 2007

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 East Market Street Warren, Ohio	44484

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 856-2443

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Annual Incentive Plan
On May 7, 2007, at the 2007 Annual Meeting of Shareholders, the shareholders of Stoneridge, Inc. (the “Company”) approved the Stoneridge, Inc. Annual Incentive Plan (“AIP”). A summary of the AIP was set forth in the Company’s proxy statement for the 2007 Annual Meeting of Shareholders and a copy of the AIP was attached as an exhibit with the Company’s Form 8-K filed with the SEC on November 2, 2006. Earlier on October 30, 2006, the Board of Directors, upon the approval and recommendation of the Compensation Committee of the Board of Directors (the “Committee”), approved the AIP. Beginning with the 2007 fiscal year, under the AIP executive officers and certain other key employees will be eligible to receive annual bonuses, payable in cash based on the level of attainment of Company and individual performance goals over one-year performance periods. The amount of the annual bonus will be determined by multiplying the recipient’s base salary by a percentage that varies by individual determined by the Committee. The AIP will be administered by the Committee and annual awards under it will be made to individuals who are determined by the Committee to be reasonably likely to be a “covered employee” under Section 162(m) of the Internal Revenue Code not later than 90 days after the start of a fiscal year.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.
Date: May 11, 2007	/s/ George E. Strickler
George E. Strickler, Executive Vice President,
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)